Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-205944, No. 333-217121, No. 333-224330, No. 333-230994, No. 333-237873, No. 333-255176, No. 333-263966 and No. 333-268083) on Form S-8 of our reports dated April 23, 2025, with respect to the consolidated financial statements of Baozun Inc., and the effectiveness of internal control over financial reporting.

/s/ KPMG Huazhen LLP

Shanghai, China

April 23, 2025